UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

8350 Broad Street
Suite 2000
Tysons, Virginia	22102-5151
(Address of Principal Executive Offices)	(Zip Code)

(703) 873-6600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 20, 2019, TEGNA Inc. (the “Company”) announced that it has entered into a definitive agreement with Nexstar Media Group, Inc. (“Nexstar”) to acquire substantially all of the assets of television broadcast stations (i) WTIC / WCCT in Hartford-New Haven, CT; (ii) WPMT in Harrisburg-Lancaster-Lebanon-York, PA; (iii) WATN / WLMT in Memphis, TN; (iv) WNEP in Wilkes Barre-Scranton, PA; (v) WOI / KCWI in Des Moines-Ames, IA; (vi) WZDX in Huntsville-Decatur-Florence, AL; (vii) WQAD in Davenport, IA-Rock Island-Moline, IL; and (viii) KFSM in Ft. Smith-Fayetteville-Springdale-Rogers, AR (collectively, the “Stations”) from Nexstar, Tribune Media Company (“Tribune”) and their respective affiliates for cash consideration of $740 million, subject to a working capital adjustment (the “Transaction”).

The Transaction is subject to approvals from the Antitrust Division of the U.S. Department of Justice and the Federal Communications Commission, the closing of the previously announced merger between Nexstar and Tribune and customary closing conditions. The Transaction is expected to be completed in the late third quarter / early fourth quarter of 2019.

The description of the agreement contained herein is qualified in its entirety by reference to the agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

On March 20, 2019, the Company issued a press release announcing the Transaction, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release of TEGNA Inc., dated March 20, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.

	By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President, General Counsel and
Secretary
Date: March 25, 2019